Exhibit 99.1

Contact Person:

P. Mark Perkins

Aerosonic Corporation

727-461-3000

mperkins@aerosonic.com

For immediate release

Aerosonic Announces Filing Of Forms 10-Q and

Financial Results for First and Second Fiscal Quarters of 2004

Clearwater, Florida, November 21, 2003. Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced that it filed its quarterly reports on Form 10-Q for its fiscal quarters ended April 30 and July 31, 2003, with the U.S. Securities and Exchange Commission, on Thursday November 20, 2003.

The Company’s filing of its Form 10-Q reports follows the October 31, 2003 filing of its Form 10-K report for its fiscal year ended January 31, 2003 and the restatement of its financial results for the fiscal years ended January 31, 1999 through 2002, and the first three quarters of the year ended January 31, 2003. The Company expects to file its third quarter report on Form 10-Q, for the quarter ended October 31, 2003, by the December 15, 2003 due date.

For the quarter ended April 30, 2003, the Company’s revenues increased $2,729,000 to $8,744,000, compared to restated revenues of $6,015,000 for the quarter ended April 30, 2002. The revenue increase is primarily attributable to increases in core product sales as well as an increase in development program activity on the Lockheed Martin Corporation F-35 (Joint Strike Fighter) contract.

Net earnings for the quarter ended April 30, 2003 were $503,000, or $0.13 per share, an increase of $452,000 from restated net earnings of $51,000, or $0.01 per share, for the quarter ended April 30, 2002. The earnings improvement results from the substantial increase in revenue.

For the quarter ended July 31, 2003, revenues increased $1,773,000 to $7,746,000, compared to restated revenues of $5,973,000 for the fiscal quarter ended July 31, 2002. The revenue increase is attributable primarily to continuing increases in core product sales and increases in development program activity on the F-35 (Joint Strike Fighter) contract.

The Company had a net loss of $342,000 for the quarter ended July 31, 2003, or ($0.09) per share, a difference of $407,000 from restated net income of $65,000, or $0.02 per share, for the quarter ended July 31, 2002. The loss results from the professional fees incurred in connection with the Company’s internal investigation and the regulatory matters involving the SEC and the American Stock Exchange.

For the six months ended July 31, 2003, revenues increased $4,502,000 to $16,490,000, compared to restated revenues of $11,988,000 for the six months ended July 31, 2002. Net earnings for the six months ended July 31, 2003 were $161,000, or $0.04 per share, an increase of $45,000 from restated net earnings of $116,000, or $0.03 per share, for the six months ended July 31, 2002. The earnings improvement results from the substantial increase in revenue.

This press release contains statements that constitute “forward-looking” statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking” statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company’s operations, the amount of any anticipated restatements, profits from future operations, and the Company’s overall future business prospects, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of management issues, operations of the Company’s business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.